Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479

NEWS RELEASE

For media information:	For investor information:

Janet Brewer	Tom Mullarkey
NCR Corporation	NCR Corporation
(937) 445-6779	(937) 445-4222
janet.brewer@ncr.com	tom.mullarkey@ncr.com

For Release on October 31, 2007

NCR Announces 2007 Third-Quarter Results from Continuing Operations

•	NCR reports GAAP EPS from continuing operations of $0.18, non-GAAP EPS from continuing operations of
$0.39(1)

•	Revenue from continuing operations shows 12 percent growth, with Financial Self Service revenue up 17 percent, Retail Store Automation revenue up 27 percent and Customer Services revenue up 9 percent

•	Board authorizes additional funds for share repurchase; $583 million now available for share repurchase during the next two years

•	NCR successfully completes the spin off of Teradata

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported its financial results for the third quarter of 2007. NCR’s results from continuing operations exclude the results of the company’s Teradata data warehousing business, due to the spin off to shareholders which occurred at the end of the quarter and resulted in Teradata being accounted for as a discontinued operation. NCR reported revenue of $1.28 billion from continuing operations for the quarter ended Sept. 30, 2007. The 12 percent increase in revenue from the third quarter of 2006 included 3 percentage points of benefit from currency fluctuations.

NCR reported third-quarter income from continuing operations of $33 million, or $0.18 per diluted share. Earnings from continuing operations for the third quarter of 2007 included $39 million or $0.21 per diluted share of costs from items related to NCR’s manufacturing realignment, the Teradata spin off and a realignment primarily in the Customer Services division in Japan. Excluding these items, non-GAAP earnings from continuing operations were $0.39 per diluted share (1), which compares to $0.21 per diluted share in the third quarter of 2006.

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“New NCR delivered better-than-expected operational results in the third quarter, featuring both strong revenue growth and operating margin expansion. We accomplished these results while also successfully launching Teradata Corporation as an independent publicly traded company. I am proud of our employees for driving excellent business results across each of our major business units while also managing to successfully complete our strategic separation. With the Teradata separation behind us, NCR’s focus on the implementation of our long-term vision and business strategy will sharpen, as will the focus on working capital and our overall cost structure. While we are excited about new NCR’s strategy and pleased with our business results, we have significant work ahead to realize our vision of leading how the world connects, interacts and transacts with business,” said Bill Nuti, chairman and chief executive officer of NCR.

Operating Segment Results(2)

Financial Self Service (ATMs)

NCR’s Financial Self Service segment generated third-quarter revenue of $407 million, an increase of 17 percent from the third quarter of 2006, driven by strong growth in the Asia-Pacific market and the Europe, Middle East and Africa market. The third-quarter year-over-year revenue comparison included 4 percentage points of benefit from currency translation.

Operating income of $56 million increased from the $43 million generated in the third quarter of 2006, primarily due to higher volume.

Retail Store Automation

The Retail Store Automation segment reported revenue of $278 million, up 27 percent from the third quarter of 2006. The year-over-year revenue comparison included 2 percentage points of benefit from currency translation. Revenue growth was driven by several large rollouts in the quarter with a continued momentum in self-service solutions.

Operating income of $20 million improved from $11 million in the third quarter of 2006, as revenue growth and an improved mix of self-service solutions outpaced pricing pressure and increased investment in sales, marketing and research and development related to the company’s self-service initiatives.

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Customer Services

Customer Services revenue of $497 million increased 9 percent from the $457 million recorded in the third quarter of 2006. The third-quarter year-over-year revenue comparison included a 3 percentage-point benefit from currency translation. NCR continues to be successful in increasing the mix of revenues from the service of NCR-branded products, while reducing lower-margin revenues associated with servicing third-party products. Revenues from the maintenance of ATMs increased 14 percent in the third quarter, while revenues from the maintenance of third-party products declined by 10 percent. Operating income increased to $34 million from $27 million generated in the third quarter of 2006, largely due to higher revenue and productivity improvements.

Other Items (From Continuing Operations)

Other Income of $12 million favorably compared to $2 million of Other Income in the third quarter of 2006, primarily due to an increase in interest income as a result of higher cash balances.

NCR incurred approximately $27 million of costs associated with a realignment that primarily impacted our Customer Services business in Japan. These costs include severance benefits related to the realignment. This action is expected to deliver annual cost savings of $10 million to $12 million for the company.

The effective tax rate in the third quarter of 2007 was 34 percent. The effective tax rate was higher than expected due to the realignment activities in Japan, which increased the effective tax rate by 6 percentage points.(1)

NCR intends to reinstate the share repurchase program during the fourth quarter of 2007. Currently, the company has $583 million of board authorized funds available for share repurchase. This amount includes $264 million of funds previously allocated for share repurchases, an additional $250 million of funds approved by the board on Oct. 31 and $69 million related to a dilution-offset program.

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Cash Flow (From Continuing Operations)

During the third quarter, NCR generated $65 million of cash from operating activities, compared to $91 million in the year-ago period. Capital expenditures of $25 million in the third quarter of 2007 were down from $34 million in the year-ago period. NCR generated $40 million of free cash flow (cash from operations less capital expenditures)(3) in the third quarter of 2007, versus generating $57 million in the year-ago period. The third quarter of 2007 included $10 million of cash payments related to the company’s manufacturing realignment, which impacted the operating cash flow as well as free cash flow.

Year to date, cash from operating activities was $92 million, a $17 million increase from the prior year. In the first nine months of the year, NCR’s free cash flow increased to $14 million, compared to $11 million of cash used in the first nine months of 2006. (3) Year to date, NCR has made $24 million of cash payments related to the company’s manufacturing realignment, which impacted operating cash flow as well as free cash flow.

	For the period ended September 30
Results from Continuing Operations	Three Months		Nine Months
	2007	2006	2007	2006
Cash provided by operating activities (GAAP)	$65	$91	$92	$75
Less capital expenditures for:
Property, plant and equipment	(13)	(22)	(43)	(50)
Additions to capitalized software	(12)	(12)	(35)	(36)

Total capital expenditures	(25)	(34)	(78)	(86)

Free cash flow (non-GAAP measure) (3)	$40	$57	$14	$(11)

Balance Sheet

NCR ended the third quarter with $1,033 million in cash and cash equivalents. NCR transferred approximately $200 million of cash to Teradata Corporation as part of the spin off.

As of Sept. 30, 2007, NCR had short- and long-term debt of $307 million, the same as of June 30, 2007.

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2007 Outlook

NCR expects its 2007 GAAP earnings from continuing operations to be $0.75 to $0.80 per share. Excluding $42 million of cost related to the restructuring of NCR’s global manufacturing, $27 million of cost and expense associated with customer services realignment, $15 million of Teradata spin off related expenses incurred through the third quarter, an $11 million tax adjustment recorded in the second quarter and $7 million of net expense related to the Fox River environmental matter, NCR is increasing its guidance for non-GAAP earnings per diluted share from continuing operations by $0.05. NCR expects to deliver non-GAAP earnings of $1.20 to $1.25 per diluted share for the full-year 2007. (1)

NCR expects 2007 year-over-year revenue growth of 5 to 6 percent from continuing operations, as detailed below.

	Previous 2007 Guidance	Revised 2007 Guidance
Year-over-year revenue growth:

Total NCR	*	5 - 6%
Financial Self Service (ATMs)	5 - 7%	9 - 11%
Retail Store Automation	4 - 5%	7 - 8%
Customer Services	3 - 4%	4 - 5%

Earnings per share – GAAP	$0.91 - $0.96	$0.75 - $0.80
Non-GAAP (does not include certain items) (1)	$1.15 - $1.20	$1.20 - $1.25

*	NCR’s prior guidance for total company revenue growth included revenue from Teradata. That guidance is not comparable to NCR’s continuing operations; therefore, it has been omitted.

This earnings release includes schedules E and F which present historical quarterly data from NCR’s continuing operations.

2007 Third-quarter Earnings Conference Call

A conference call is scheduled today at 10:00 a.m. (EDT) to discuss the company’s 2007 third-quarter results and guidance for full-year 2007. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s third-quarter 2007 operating results is also available on NCR’s Web site.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

# # #

NCR is a trademark of NCR Corporation in the United States and other countries.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors. The following table reconciles certain non-GAAP measures contained in this release.

Reconciliation of Continuing Operations GAAP to Non-GAAP Measures(1)

	Q3 2007 Actual	Q3 2006 Actual	FY 2007 Guidance
Diluted Earnings Per Share (GAAP)	$0.18	$0.21	$0.75-$0.80
Manufacturing realignment costs, net	(0.02)	—	(0.18)
Strategic separation charges – Teradata spin off	(0.06)	—	(0.06)
Fox River environmental matter	—	—	(0.02)
Customer Services realignment costs, net	(0.13)	—	(0.13)
Tax adjustment	—	—	(0.06)

Adjusted Diluted Earnings Per Share (Non-GAAP)(1)	$0.39	$0.21	$1.20-$1.25

(1)	NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.
(2)	The operating segment results discussed in this earnings release exclude the impact of $12 million of pension expense from continuing operations in the third quarter of 2007 and $27 million of pension expense from continuing operations in the third quarter of 2006. In addition, the operating segment results for the third quarter of 2007 excluded $7 million of manufacturing realignment costs, $15 million of strategic separation expense related to continuing operations and a $27 million restructuring charge for the company’s Customer Services division in Japan. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income and certain non-operational items. Schedule B, included in this earnings release, reconciles total income from continuing operations excluding pension expense/income and certain non-operational items for all of the company’s operating segments to “Total income from continuing operations” for the company.

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(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for property, plant and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore NCR’s definition may differ from other companies’ definition of this measure. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the separation of Teradata and NCR’s other businesses, including the ability of NCR to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended September 30
	Three Months		Nine Months
	2007	2006	2007	2006
Revenue

Products	$693	$600	$1,809	$1,669
Services	585	542	1,640	1,568

Total revenue	1,278	1,142	3,449	3,237

Cost of products	513	443	1,378	1,250
Cost of services	503	458	1,383	1,358

Total gross margin	262	241	688	629
% of Revenue	20.5%	21.1%	19.9%	19.4%

Selling, general and administrative expenses	187	165	492	486
Research and development expenses	37	28	96	86

Income from operations	38	48	100	57
% of Revenue	3.0%	4.2%	2.9%	1.8%

Interest expense	6	6	18	18
Other income, net	(18)	(8)	(34)	(22)

Income before income taxes and discontinued operations	50	50	116	61
% of Revenue	3.9%	4.4%	3.4%	1.9%

Income tax expense	17	11	41	5

Income from continuing operations	33	39	75	56
Income from discontinued operations, net of tax	—	50	90	152

Net income	$33	$89	$165	$208

% of Revenue	2.6%	7.8%	4.8%	6.4%

Net income per common share from continuing operations
Basic	$0.18	$0.22	$0.42	$0.31

Diluted	$0.18	$0.21	$0.41	$0.31

Net income per common share
Basic	$0.18	$0.50	$0.92	$1.15

Diluted	$0.18	$0.49	$0.90	$1.13

Weighted average common shares outstanding
Basic	180.6	178.7	180.0	180.5
Diluted	182.3	181.4	182.4	183.5

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months			Nine Months
	2007	2006	% Change	2007	2006	% Change
Revenue by segment

Financial Self Service (ATMs)	407	349	17%	1,099	951	16%

Retail Store Automation	278	219	27%	654	612	7%

Customer Services
Customer Service Maintenance:
Financial Self Service	193	170	14%	544	492	11%
Retail Store Automation	130	124	5%	381	363	5%
Payment & Imaging and Other	30	32	(6)%	90	94	(4)%
Third-Party Products and Exited Businesses	54	60	(10)%	165	186	(11)%

Total Customer Services Maintenance	407	386	5%	1,180	1,135	4%
Third-Party Product Sales	11	7	57%	30	23	30%
Professional and installation-related services	79	64	23%	202	181	12%

Total Customer Services	497	457	9%	1,412	1,339	5%

Systemedia	119	118	1%	327	339	(4)%

Payment & Imaging and Other	33	43	(23)%	97	119	(18)%

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(56)	(44)	27%	(140)	(123)	14%

Total revenue	$1,278	$1,142	12%	$3,449	$3,237	7%

Operating income (loss) by segment
Financial Self Service (ATMs)	$56	$43		$130	$87
Retail Store Automation	20	11		19	12
Customer Services	34	27		93	72
Systemedia	5	2		11	3
Payment & Imaging and Other	(2)	4		(5)	9

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(14)	(12)		(35)	(32)

Subtotal—Segment operating income	99	75		213	151

Pension expense	(12)	(27)		(29)	(94)
Other adjustments (1)	(49)	—		(84)	—

Total income from operations	$38	$48		$100	$57

(1)	Includes restructuring and spin-off costs from continuing operations.

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	September 30 2007	June 30 2007	December 31 2006
Assets

Current assets
Cash and cash equivalents	$1,033	$1,139	$947
Accounts receivable, net	1,014	1,007	1,016
Inventories, net	767	704	641
Other current assets	319	311	265
Assets held for spin-off	—	445	463

Total current assets	3,133	3,606	3,332

Property, plant and equipment, net	304	301	314
Goodwill	61	59	60
Prepaid pension cost	715	723	635
Deferred income taxes	204	189	212
Other assets	330	332	272
Assets held for spin-off	—	405	402

Total assets	$4,747	$5,615	$5,227

Liabilities and stockholders’ equity

Current liabilities
Short-term borrowings	$—	$1	$1
Accounts payable	481	454	467
Payroll and benefits liabilities	195	182	213
Deferred service revenue and customer deposits	339	333	318
Other current liabilities	484	453	385
Liabilities related to spin-off	—	413	386

Total current liabilities	1,499	1,836	1,770

Long-term debt	307	306	306
Pension and indemnity plan liabilities	391	442	446
Postretirement and postemployment benefits liabilities	351	376	395
Deferred income taxes	66	42	27
Income tax accruals	173	168	132
Other liabilities	162	174	147
Minority interests	18	17	20
Liabilities related to spin-off	—	107	103

Total liabilities	2,967	3,468	3,346

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 180.7 and 178.9 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	2	2	2
Paid-in capital	774	720	655
Retained earnings	1,512	2,032	1,900
Accumulated other comprehensive loss	(508)	(607)	(676)

Total stockholders’ equity	1,780	2,147	1,881

Total liabilities and stockholders’ equity	$4,747	$5,615	$5,227

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended September 30
	Three Months		Nine Months
	2007	2006	2007	2006
Operating activities
Net income from continuing operations	$33	$39	$75	$56

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27	26	81	77
Stock-based compensation expense	19	5	28	14
Excess tax benefit from stock-based compensation	(2)	(1)	(7)	(8)
Deferred income taxes	6	16	28	26
Other adjustments to income, net	(1)	(4)	(5)	(5)
Changes in assets and liabilities:
Receivables	(11)	14	(2)	(5)
Inventories	(64)	(42)	(127)	(110)
Current payables and accrued expenses	16	69	(37)	30
Deferred service revenue and customer deposits	9	(11)	24	14
Employee severance and pension	17	8	7	35
Other assets and liabilities	16	(28)	27	(49)

Net cash provided by operating activities	65	91	92	75

Investing activities
Expenditures for property, plant and equipment	(13)	(22)	(43)	(50)
Proceeds from sales of property, plant and equipment	4	1	15	13
Additions to capitalized software	(12)	(12)	(35)	(36)
Other investing activities, business acquisitions and divestitures, net	(5)	7	(4)	(9)

Net cash used in investing activities	(26)	(26)	(67)	(82)

Financing activities
Purchase of Company common stock	—	(94)	—	(280)
Excess tax benefit from stock-based compensation	2	1	7	8
Short-term borrowings, additions	—	3	(1)	3
Long-term debt, additions	—	1	—	1
Proceeds from employee stock plans	7	7	43	68
Distribution to discontinued operations	(196)	—	(196)	—
Other financing activities, net	—	(3)	1	(3)

Net cash used in financing activities	(187)	(85)	(146)	(203)

Cash Flows from Discontinued Operations
Net cash provided by operating activities	55	51	261	213
Net cash used in investing activities	(23)	(18)	(74)	(63)
Net cash provided by financing activities	2	—	5	5

Net cash provided from discontinued operations	34	33	192	155

Effect of exchange rate changes on cash and cash equivalents	8	1	15	6

(Decrease) increase in cash and cash equivalents	(106)	14	86	(49)
Cash and cash equivalents at beginning of period	1,139	747	947	810

Cash and cash equivalents at end of period	$1,033	$761	$1,033	$761

Schedule E

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	2006					2007
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2
Revenue

Products	$474	$595	$600	$759	$2,428	$486	$630
Services	486	540	542	586	2,154	506	549

Total revenue	960	1,135	1,142	1,345	4,582	992	1,179

Cost of products	353	454	443	553	1,803	411	454
Cost of services	435	465	458	494	1,852	424	456

Total gross margin	172	216	241	298	927	157	269
% of Revenue	17.9%	19.0%	21.1%	22.2%	20.2%	15.8%	22.8%

Selling, general and administrative expenses	158	163	165	168	654	145	160
Research and development expenses	27	31	28	33	119	29	30

(Loss) income from operations	(13)	22	48	97	154	(17)	79
% of Revenue	(1.4)%	1.9%	4.2%	7.2%	3.4%	(1.7)%	6.7%

Interest expense	6	6	6	6	24	6	6
Other income, net	(9)	(5)	(8)	(7)	(29)	(9)	(7)

Total other (income) expense, net	(3)	1	(2)	(1)	(5)	(3)	(1)

(Loss) income before taxes and discontinued operations	(10)	21	50	98	159	(14)	80
% of Revenue	(1.0)%	1.9%	4.4%	7.3%	3.5%	(1.4)%	6.8%

Income tax (benefit) expense	(8)	2	11	3	8	(5)	29

(Loss) income from continuing operations	(2)	19	39	95	151	(9)	51
Income from discontinued operations, net of tax	43	59	50	79	231	43	47

Net income	$41	$78	$89	$174	$382	$34	$98

% of Revenue	4.3%	6.9%	7.8%	12.9%	8.3%	3.4%	8.3%

Net (loss) income per common share from continuing operations
Basic	$(0.01)	$0.10	$0.22	$0.53	$0.84	$(0.05)	$0.28

Diluted	$(0.01)	$0.10	$0.21	$0.52	$0.83	$(0.05)	$0.28

Net income per common share
Basic	$0.23	$0.43	$0.50	$0.97	$2.12	$0.19	$0.54

Diluted	$0.22	$0.42	$0.49	$0.96	$2.09	$0.19	$0.54

Weighted average common shares outstanding
Basic	181.7	181.1	178.7	178.5	180.0	179.3	180.1
Diluted	181.7	184.2	181.4	181.2	182.9	179.3	182.8

Schedule F

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	2006					2007
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2
Revenue by segment

Financial Self Service (ATMs)	259	343	349	472	1,423	312	380

Retail Store Automation	172	221	219	258	870	155	221

Customer Services
Customer Service Maintenance:
Financial Self Service	155	167	170	173	665	170	181
Retail Store Automation	119	120	124	126	489	125	126
Payment & Imaging and Other	30	32	32	29	123	30	30
Third-Party Products and Exited Businesses	59	67	60	62	248	54	57

Total Customer Services Maintenance	363	386	386	390	1,525	379	394
Third-Party Product Sales	8	8	7	13	36	8	11
Professional and installation-related services	51	66	64	82	263	54	69

Total Customer Services	422	460	457	485	1,824	441	474

Systemedia	101	120	118	134	473	94	114

Payment & Imaging and Other	39	37	43	51	170	28	36

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(33)	(46)	(44)	(55)	(178)	(38)	(46)

Total revenue	$960	$1,135	$1,142	$1,345	$4,582	$992	$1,179

Operating income (loss) by segment
Financial Self Service (ATMs)	$13	$31	$43	$84	$171	$28	$46
Retail Store Automation	(7)	8	11	22	34	(9)	8
Customer Services	20	25	27	24	96	29	30
Systemedia	—	1	2	1	4	2	4
Payment & Imaging and Other	6	(1)	4	6	15	(3)	—

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(8)	(12)	(12)	(12)	(44)	(9)	(12)

Subtotal—Segment operating income	24	52	75	125	276	38	76

Pension expense	(37)	(30)	(27)	(28)	(122)	(9)	(8)
Other adjustments (1)	—	—	—	—	—	(46)	11

Total income from operations	$(13)	$22	$48	$97	$154	$(17)	$79

(1)	Includes restructuring and spin-off costs from continuing operations.